Press Release August 1, 2024

HF Sinclair Corporation Reports 2024 Second Quarter Results and Announces Regular Cash Dividend

•Reported net income attributable to HF Sinclair stockholders of $151.8 million, or $0.79 per diluted share, and adjusted net income of $149.3 million, or $0.78 per diluted share, for the second quarter

•Reported EBITDA of $408.0 million and Adjusted EBITDA of $405.8 million for the second quarter

•Returned $467.1 million to stockholders through dividends and share repurchases in the second quarter

•Announced a regular quarterly dividend of $0.50 per share

Dallas, Texas, August 1, 2024 ‑ HF Sinclair Corporation (NYSE: DINO) (“HF Sinclair” or the “Company”) today reported second quarter net income attributable to HF Sinclair stockholders of $151.8 million, or $0.79 per diluted share, for the quarter ended June 30, 2024, compared to $507.7 million, or $2.62 per diluted share, for the quarter ended June 30, 2023. Excluding the adjustments shown in the accompanying earnings release table, adjusted net income attributable to HF Sinclair stockholders for the second quarter of 2024 was $149.3 million, or $0.78 per diluted share, compared to $503.8 million, or $2.60 per diluted share, for the second quarter of 2023.

HF Sinclair’s Chief Executive Officer, Tim Go, commented, “Our second quarter, 2024 performance reflects continued progress on our commitment to deliver safe and reliable operations, resulting in higher utilization and lower operating costs per barrel in our refining business. We are seeing the benefits of our strategic initiatives across all of our businesses, including strong contributions from our Lubricants & Specialties and Midstream business segments again this quarter. We returned $467 million in cash to shareholders in the second quarter and today announced a $0.50 quarterly dividend. Looking forward, we remain focused on executing our strategy as we continue to improve reliability, optimize and integrate across our portfolio, all while generating strong cash flows to deliver returns to our shareholders.”

Refining segment income before interest and income taxes was $64.7 million for the second quarter of 2024 compared to $593.0 million for the second quarter of 2023. The segment reported EBITDA of $186.9 million for the second quarter of 2024 compared to $705.6 million for the second quarter of 2023. Excluding the lower of cost or market inventory valuation benefit of $26.8 million, the segment reported Adjusted EBITDA in the second quarter of 2023 of $732.4 million. This decrease was principally driven by lower adjusted refinery gross margins in both the West and Mid-Continent regions as a result of high refining utilization rates across the industry, which were partially offset by higher refined product sales volumes. Adjusted refinery gross margin was $11.33 per produced barrel sold, a 48% decrease compared to $21.99 for the second quarter of 2023. Crude oil charge averaged 634,730 barrels per day (“BPD”) for the second quarter of 2024 compared to 553,940 BPD for the second quarter of 2023. This increase was primarily a result of decreased turnaround activities and improved reliability at our refineries compared to the second quarter of 2023.

Renewables segment loss before interest and income taxes was $(14.5) million for the second quarter of 2024, compared to income of $4.4 million for the second quarter of 2023. The segment reported EBITDA of $5.3 million for the second quarter of 2024 compared to $23.4 million for the second quarter of 2023. Excluding the lower of cost or market inventory valuation adjustment, the segment reported Adjusted EBITDA of $2.2 million for the second quarter of 2024 compared to $(11.3) million for the second quarter of 2023. This increase was primarily due to increased sales volumes and feedstock optimization, despite lower indicator margins in the second quarter of 2024. Total sales volumes were 64 million gallons for the second quarter of 2024 as compared to 50 million gallons for the second quarter of 2023.

Marketing segment income before interest and income taxes was $9.1 million for the second quarter of 2024 compared to $18.6 million for the second quarter of 2023. The segment reported EBITDA of $15.5 million for the second quarter of 2024 compared to $24.6 million for the second quarter of 2023. This decrease was primarily driven by lower margins in the second quarter of 2024. Total branded fuel sales volumes were 357 million gallons for the second quarter of 2024 as compared to 364 million gallons for the second quarter of 2023.

Lubricants & Specialties segment income before interest and income taxes was $74.3 million for the second quarter of 2024, compared to $50.5 million for the second quarter of 2023. The segment reported EBITDA of $97.1 million for the second quarter of 2024 compared to $70.9 million in the second quarter of 2023. This increase was largely driven by increased sales volumes, sales mix optimization and base oil integration in the second quarter of 2024, partially offset by a $14.4 million FIFO charge from consumption of higher priced feedstock inventory in the second quarter of 2024 compared to a $0.5 million FIFO benefit in the second quarter of 2023.

Midstream segment income before interest and income taxes was $96.5 million for the second quarter of 2024 compared to $66.8 million for the second quarter of 2023. The segment reported Adjusted EBITDA of $109.8 million for the second quarter of 2024 compared to $88.4 million for the second quarter of 2023. This increase was primarily driven by higher revenues from increased sales volumes and higher tariffs in the second quarter of 2024.

For the second quarter of 2024, net cash provided by operations totaled $225.9 million. At June 30, 2024, the Company’s cash and cash equivalents totaled $866.3 million, a $487.5 million decrease over cash and cash equivalents of $1,353.7 million at December 31, 2023. During the second quarter of 2024, the Company announced and paid a regular dividend of $0.50 per share to stockholders totaling $95.9 million and spent $371.2 million on share repurchases. Additionally, at June 30, 2024, the Company’s consolidated debt was $2,635.7 million.

HF Sinclair also announced today that its Board of Directors declared a regular quarterly dividend in the amount of $0.50 per share, payable on September 5, 2024 to holders of record of common stock on August 21, 2024.

The Company has scheduled a webcast conference call for today, August 1, 2024, at 9:30 AM Eastern Time to discuss second quarter financial results. This webcast may be accessed at https://events.q4inc.com/attendee/224769575. An audio archive of this webcast will be available using the above noted link through August 15, 2024.

HF Sinclair Corporation, headquartered in Dallas, Texas, is an independent energy company that produces and markets high-value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and other specialty products. HF Sinclair owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah. HF Sinclair provides petroleum product and crude oil transportation, terminalling, storage and throughput services to its refineries and the petroleum industry. HF Sinclair markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states and supplies high-quality fuels to more than 1,500 branded stations and licenses the use of the Sinclair brand at more than 300 additional locations throughout the country. HF Sinclair produces renewable diesel at two of its facilities in Wyoming and also at its facility in New Mexico. In addition, subsidiaries of HF Sinclair produce and market base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and export products to more than 80 countries.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in the Company's filings with the Securities and Exchange Commission (the “SEC”). Forward-looking statements use words such as “anticipate,” “project,” “will,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding the Company's plans and objectives for future operations. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company cannot assure you that the Company's expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the demand for and supply of feedstocks, crude oil and refined products, including uncertainty regarding the increasing societal expectations that companies address climate change and greenhouse gas emissions; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in the Company’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of refined products or lubricant and specialty products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to reductions in demand, accidents, unexpected leaks or spills, unscheduled shutdowns, infection in the workforce, weather events, global health events, civil unrest, expropriation of assets, and other economic, diplomatic, legislative, or political events or developments, terrorism, cyberattacks, vandalism or other catastrophes or disruptions affecting the Company’s operations, production facilities, machinery, pipelines and other logistics assets, equipment, or information systems, or any of the foregoing of the Company’s suppliers, customers, or third-party providers, and any potential asset impairments resulting from, or the failure to have adequate insurance coverage for or receive insurance recoveries from, such actions; the effects of current and/or future governmental and environmental regulations and policies, including compliance with existing, new and changing environmental and health and safety laws and regulations, related reporting requirements and pipeline integrity programs; the availability and cost of financing to the Company; the effectiveness of the Company’s capital investments and marketing strategies; the Company’s efficiency in carrying out and consummating construction projects, including the Company’s ability to complete announced capital projects on time and within capital guidance; the Company’s ability to timely obtain or maintain permits, including those necessary for operations or capital projects; the ability of the Company to acquire complementary assets or businesses to the Company's existing assets and businesses on acceptable terms and to integrate any existing or future acquired operations and realize the expected synergies of any such transaction on the expected timeline; the possibility of vandalism or other disruptive activity, or terrorist or cyberattacks and the consequences of any such activities or attacks; uncertainty regarding the effects and duration of global hostilities, including shipping disruptions in the Red Sea, the Israel-Gaza conflict, the Russia-Ukraine war, and any associated military campaigns which may disrupt crude oil supplies and markets for the Company’s refined products and create instability in the financial markets that could restrict the Company’s ability to raise capital; general economic conditions, including economic slowdowns caused by a local or national recession or other adverse economic condition, such as periods of increased or prolonged inflation; limitations on the Company’s ability to make future dividend payments or effectuate share repurchases due to market conditions and corporate, tax, regulatory and other considerations; and other business, financial, operational and legal risks. Additional information on risks and uncertainties that could affect our business prospects and performance is provided in the reports filed by us with the SEC. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended June 30,		Change from 2023
	2024	2023	Change	Percent

	(In thousands, except per share data)
Sales and other revenues	$7,845,831	$7,833,646	$12,185	—%
Operating costs and expenses:
Cost of sales (exclusive of depreciation and amortization):
Cost of materials and other (exclusive of lower of cost or market inventory valuation adjustment)	6,750,525	6,273,605	476,920	8%
Lower of cost or market inventory valuation adjustment	(3,123)	(7,863)	4,740	(60)%
Operating expenses (exclusive of depreciation and amortization)	591,317	546,800	44,517	8%
	7,338,719	6,812,542	526,177	8%
Selling, general and administrative expenses (exclusive of depreciation and amortization)	104,858	127,388	(22,530)	(18)%
Depreciation and amortization	205,320	189,360	15,960	8%
Total operating costs and expenses	7,648,897	7,129,290	519,607	7%
Income from operations	196,934	704,356	(507,422)	(72)%

Other income (expense):
Earnings of equity method investments	8,115	3,545	4,570	129%
Interest income	18,495	17,591	904	5%
Interest expense	(45,449)	(46,982)	1,533	(3)%
Gain (loss) on foreign currency transactions	(369)	748	(1,117)	(149)%
Gain (loss) on sale of assets and other	(264)	1,152	(1,416)	(123)%
	(19,472)	(23,946)	4,474	(19)%
Income before income taxes	177,462	680,410	(502,948)	(74)%
Income tax expense	23,982	145,925	(121,943)	(84)%
Net income	153,480	534,485	(381,005)	(71)%
Less net income attributable to noncontrolling interest	1,692	26,824	(25,132)	(94)%
Net income attributable to HF Sinclair stockholders	$151,788	$507,661	$(355,873)	(70)%
Earnings per share attributable to HF Sinclair stockholders:
Basic	$0.79	$2.62	$(1.83)	(70)%
Diluted	$0.79	$2.62	$(1.83)	(70)%
Cash dividends declared per common share	$0.50	$0.45	$0.05	11%
Average number of common shares outstanding:
Basic	191,510	192,348	(838)	—%
Diluted	191,510	192,348	(838)	—%

EBITDA	$408,044	$872,337	$(464,293)	(53)%
Adjusted EBITDA	$405,776	$868,163	$(462,387)	(53)%

	Six Months Ended June 30, 2024		Change from 2023
	2024	2023	Change	Percent

	(In thousands, except per share data)
Sales and other revenues	$14,872,976	$15,398,788	$(525,812)	(3)%
Operating costs and expenses:
Cost of sales (exclusive of depreciation and amortization):
Cost of materials and other (exclusive of lower of cost or market inventory valuation adjustment)	12,677,025	12,377,662	299,363	2%
Lower of cost or market inventory valuation adjustment	(222,493)	39,734	(262,227)	(660)%
Operating expenses (exclusive of depreciation and amortization)	1,198,429	1,186,183	12,246	1%
	13,652,961	13,603,579	49,382	—%
Selling, general and administrative expenses (exclusive of depreciation and amortization)	208,232	223,301	(15,069)	(7)%
Depreciation and amortization	404,049	363,343	40,706	11%
Total operating costs and expenses	14,265,242	14,190,223	75,019	1%
Income from operations	607,734	1,208,565	(600,831)	(50)%

Other income (expense):
Earnings of equity method investments	15,461	7,427	8,034	108%
Interest income	40,674	37,526	3,148	8%
Interest expense	(86,140)	(92,804)	6,664	(7)%
Gain on foreign currency transactions	74	1,618	(1,544)	(95)%
Gain on sale of assets and other	1,755	2,783	(1,028)	(37)%
	(28,176)	(43,450)	15,274	(35)%
Income before income taxes	579,558	1,165,115	(585,557)	(50)%
Income tax expense	109,456	245,625	(136,169)	(55)%
Net income	470,102	919,490	(449,388)	(49)%
Less net income attributable to noncontrolling interest	3,650	58,563	(54,913)	(94)%
Net income attributable to HF Sinclair stockholders	$466,452	$860,927	$(394,475)	(46)%

Earnings per share attributable to HF Sinclair stockholders:
Basic	$2.38	$4.40	$(2.02)	(46)%
Diluted	$2.38	$4.40	$(2.02)	(46)%
Cash dividends declared per common share	$1.00	$0.90	$0.10	11%
Average number of common shares outstanding:
Basic	195,110	193,888	1,222	1%
Diluted	195,110	193,888	1,222	1%

EBITDA	$1,025,423	$1,525,173	$(499,750)	(33)%
Adjusted EBITDA	$804,833	$1,572,916	$(768,083)	(49)%

Balance Sheet Data

	June 30, 2024	December 31, 2023

	(In thousands)
Cash and cash equivalents	$866,274	$1,353,747
Working capital	$3,083,583	$3,371,905
Total assets	$17,381,762	$17,716,265
Total debt	$2,635,719	$2,739,083
Total equity	$9,957,114	$10,237,298

Segment Information

Our operations are organized into five reportable segments: Refining, Renewables, Marketing, Lubricants & Specialties and Midstream. Our operations that are not included in one of these five reportable segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Eliminations. Corporate and Other and Eliminations are aggregated and presented under the Corporate, Other and Eliminations column.

The Refining segment represents the operations of our El Dorado, Tulsa, Navajo, Woods Cross, Puget Sound, Parco and Casper refineries and HF Sinclair Asphalt Company LLC (“Asphalt”). Refining activities involve the purchase and refining of crude oil and wholesale marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountains extending into the Pacific Northwest geographic regions of the United States. Asphalt operates various asphalt terminals in Arizona, New Mexico and Oklahoma.

The Renewables segment represents the operations of our Cheyenne renewable diesel unit (“RDU”), Artesia RDU, the Sinclair RDU and the pre-treatment unit at our Artesia, New Mexico facility.

The Marketing segment represents branded fuel sales to Sinclair branded sites in the United States and licensing fees for the use of the Sinclair brand at additional locations throughout the country. The Marketing segment also includes branded fuel sales to non-Sinclair branded sites from legacy HollyFrontier Corporation (“HollyFrontier”) agreements and revenues from other marketing activities. Our branded sites are located in several states across the United States with the highest concentration of the sites located in our West and Mid-Continent regions.

The Lubricants & Specialties segment represents Petro-Canada Lubricants Inc.’s production operations, located in Mississauga, Ontario, which includes lubricant products such as base oils, white oils, specialty products and finished lubricants, and the operations of our Petro-Canada Lubricants business that includes the marketing of products to both retail and wholesale outlets through a global sales network with locations in Canada, the United States and Europe. Additionally, the Lubricants & Specialties segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America and the operations of Red Giant Oil Company LLC, one of the leading suppliers of locomotive engine oil in North America. Also, the Lubricants & Specialties segment includes Sonneborn, a producer of specialty hydrocarbon chemicals such as white oils, petrolatums and waxes with manufacturing facilities in the United States and Europe.

The Midstream segment includes all of the operations of Holly Energy Partners, L.P. (“HEP”), which owns and operates logistics and refinery assets consisting of petroleum product and crude oil pipelines, and terminals, tankage and loading rack facilities in the Mid-Continent, Southwest and Rocky Mountains geographic regions of the United States. The Midstream segment also includes 50% ownership interests in each of Osage Pipeline Company, LLC, the owner of a pipeline running from Cushing, Oklahoma to El Dorado, Kansas, Cheyenne Pipeline, LLC, the owner of a pipeline running from Fort Laramie, Wyoming to Cheyenne, Wyoming, and Cushing Connect, a 25.12% ownership interest in Saddle Butte Pipeline III, LLC, the owner of a pipeline running from the Powder River Basin to Casper, Wyoming, and a 49.995% ownership interest in Pioneer Investments Corp., the owner of a pipeline running from Sinclair, Wyoming to the North Salt Lake City, Utah Terminal. Revenues from the Midstream segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations.

Beginning in the first quarter of 2024, our Refining segment acquired from our Midstream segment the refinery processing units at our El Dorado and Woods Cross refineries. Additionally, we amended an intercompany agreement between certain of our subsidiaries within the Refining, Lubricants & Specialties and Midstream segments. As a result, we have revised our Refining, Lubricants & Specialties and Midstream segment information for the periods presented.

	Refining	Renewables	Marketing	Lubricants & Specialties	Midstream	Corporate, Other and Eliminations	Consolidated Total

	(In thousands)
Three Months Ended June 30, 2024
Sales and other revenues:
Revenues from external customers	$5,970,098	$180,228	$942,362	$726,049	$27,094	$—	$7,845,831
Intersegment revenues and other (1)	1,007,711	68,050	—	5,350	131,087	(1,212,198)	—
	$6,977,809	$248,278	$942,362	$731,399	$158,181	$(1,212,198)	$7,845,831
Cost of sales (exclusive of depreciation and amortization):
Cost of materials and other (exclusive of lower of cost or market inventory valuation adjustment)	6,291,029	220,056	919,611	531,390	—	(1,211,561)	6,750,525
Lower of cost or market inventory valuation adjustment	—	(3,123)	—	—	—	—	(3,123)
Operating expenses	449,097	24,705	—	64,445	51,089	1,981	591,317
	6,740,126	241,638	919,611	595,835	51,089	(1,209,580)	7,338,719
Selling, general and administrative expenses	50,740	1,384	7,345	38,209	2,925	4,255	104,858
Depreciation and amortization	122,215	19,786	6,374	22,716	14,943	19,286	205,320
Income (loss) from operations	$64,728	$(14,530)	$9,032	$74,639	$89,224	$(26,159)	$196,934
Income (loss) before interest and income taxes	$64,673	$(14,512)	$9,090	$74,339	$96,505	$(25,679)	$204,416
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$1,692	$—	$1,692
Earnings of equity method investments	$—	$—	$—	$—	$7,158	$957	$8,115
Capital expenditures	$35,694	$3,271	$12,960	$7,173	$11,144	$13,967	$84,209

Three Months Ended June 30, 2023
Sales and other revenues:
Revenues from external customers	$5,901,713	$175,063	$1,040,933	$686,104	$29,833	$—	$7,833,646
Intersegment revenues and other (1)	1,137,669	98,122	—	4,529	106,540	(1,346,860)	—
	$7,039,382	$273,185	$1,040,933	$690,633	$136,373	$(1,346,860)	$7,833,646
Cost of sales (exclusive of depreciation and amortization):
Cost of materials and other (exclusive of lower of cost or market inventory valuation adjustment)	5,842,573	258,806	1,008,306	510,581	—	(1,346,661)	6,273,605
Lower of cost or market inventory valuation adjustment	26,842	(34,705)	—	—	—	—	(7,863)
Operating expenses	411,324	24,373	—	64,034	45,853	1,216	546,800
	6,280,739	248,474	1,008,306	574,615	45,853	(1,345,445)	6,812,542
Selling, general and administrative expenses	53,038	1,336	8,127	44,914	5,512	14,461	127,388
Depreciation and amortization	112,542	18,968	6,016	20,379	21,819	9,636	189,360
Income (loss) from operations	$593,063	$4,407	$18,484	$50,725	$63,189	$(25,512)	$704,356
Income (loss) before interest and income taxes	$593,047	$4,429	$18,582	$50,510	$66,834	$(23,601)	$709,801
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$1,539	$25,285	$26,824
Earnings of equity method investments	$—	$—	$—	$—	$3,545	$—	$3,545
Capital expenditures	$45,187	$3,537	$6,200	$5,734	$8,650	$10,873	$80,181

	Refining	Renewables	Marketing	Lubricants & Specialties	Midstream	Corporate, Other and Eliminations	Consolidated Total

	(In thousands)
Six Months Ended June 30, 2024
Sales and other revenues:
Revenues from external customers	$11,343,123	$359,897	$1,718,169	$1,401,594	$50,193	$—	$14,872,976
Intersegment revenues and other (1)	1,838,931	127,940	—	7,792	263,003	(2,237,666)	—
	$13,182,054	$487,837	$1,718,169	$1,409,386	$313,196	$(2,237,666)	$14,872,976
Cost of sales (exclusive of depreciation and amortization):
Cost of materials and other (exclusive of lower of cost or market inventory valuation adjustment)	11,765,551	450,329	1,672,141	1,024,236	—	(2,235,232)	12,677,025
Lower of cost or market inventory valuation adjustment	(220,558)	(1,935)	—	—	—	—	(222,493)
Operating expenses	921,183	51,166	—	128,445	96,607	1,028	1,198,429
	12,466,176	499,560	1,672,141	1,152,681	96,607	(2,234,204)	13,652,961
Selling, general and administrative expenses	99,457	2,786	15,101	72,777	6,854	11,257	208,232
Depreciation and amortization	239,585	40,058	12,677	45,227	35,063	31,439	404,049
Income (loss) from operations	$376,836	$(54,567)	$18,250	$138,701	$174,672	$(46,158)	$607,734
Income (loss) before interest and income taxes	$376,687	$(54,524)	$18,518	$138,826	$189,555	$(44,038)	$625,024
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$3,650	$—	$3,650
Earnings of equity method investments	$—	$—	$—	$—	$14,546	$915	$15,461
Capital expenditures	$90,718	$5,921	$20,491	$12,484	$19,249	$24,454	$173,317

Six Months Ended June 30, 2023
Sales and other revenues:
Revenues from external customers	$11,566,927	$377,476	$1,978,318	$1,419,818	$56,249	$—	$15,398,788
Intersegment revenues and other (1)	2,191,070	193,725	—	10,325	216,056	(2,611,176)	—
	$13,757,997	$571,201	$1,978,318	$1,430,143	$272,305	$(2,611,176)	$15,398,788
Cost of sales (exclusive of depreciation and amortization):
Cost of materials and other (exclusive of lower of cost or market inventory valuation adjustment)	11,483,704	521,544	1,932,355	1,049,441	—	(2,609,382)	12,377,662
Lower of cost or market inventory valuation adjustment	26,842	12,892	—	—	—	—	39,734
Operating expenses	913,083	55,744	—	127,627	87,532	2,197	1,186,183
	12,423,629	590,180	1,932,355	1,177,068	87,532	(2,607,185)	13,603,579
Selling, general and administrative expenses	92,116	2,251	15,090	84,178	10,147	19,519	223,301
Depreciation and amortization	212,625	38,942	11,887	39,747	41,581	18,561	363,343
Income (loss) from operations	$1,029,627	$(60,172)	$18,986	$129,150	$133,045	$(42,071)	$1,208,565
Income (loss) before interest and income taxes	$1,029,932	$(60,127)	$19,084	$128,735	$140,746	$(37,977)	$1,220,393
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$3,291	$55,272	$58,563
Earnings of equity method investments	$—	$—	$—	$—	$7,427	$—	$7,427
Capital expenditures	$112,961	$8,381	$11,455	$14,383	$16,264	$16,806	$180,250
(1) Includes income earned by certain of our subsidiaries in the Midstream segment related to intercompany transportation agreements with certain of our subsidiaries in the Refining and Lubricants & Specialties segments that represent leases. These transactions eliminate in consolidation.

Refining Segment Operating Data

The following tables set forth information, including non-GAAP (generally accepted accounting principles) performance measures, about our consolidated refinery operations. Adjusted refinery gross margin per produced barrel sold is total Refining segment gross margin plus lower of cost or market inventory valuation adjustments, depreciation and amortization and operating expenses, divided by sales volumes of produced refined products sold. This margin measure does not include the non-cash effects of lower of cost or market inventory valuation adjustments, which relate to volumes in inventory at the end of the period. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

The disaggregation of our refining geographic operating data is presented in two regions, Mid-Continent and West, to best reflect the economic drivers of our refining operations. The Mid-Continent region is comprised of the El Dorado and Tulsa refineries. The West region is comprised of the Puget Sound, Navajo, Woods Cross, Parco and Casper refineries.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Mid-Continent Region
Crude charge (BPD) (1)	265,810	228,300	262,420	219,890
Refinery throughput (BPD) (2)	281,540	246,570	277,710	238,960
Sales of produced refined products (BPD) (3)	283,190	240,550	277,830	222,880
Refinery utilization (4)	102.2%	87.8%	100.9%	84.6%

Average per produced barrel sold: (5)
Gross margin (6)	$0.66	$9.68	$3.98	$9.05

Adjusted refinery gross margin (7)	$8.39	$19.42	$9.41	$19.71
Operating expenses (8)	5.90	6.40	6.15	7.72
Adjusted refinery gross margin, less operating expenses	$2.49	$13.02	$3.26	$11.99

Operating expenses per throughput barrel (9)	$5.93	$6.24	$6.15	$7.20

Feedstocks:
Sweet crude oil	56%	59%	53%	62%
Sour crude oil	20%	17%	23%	16%
Heavy sour crude oil	19%	16%	19%	14%
Other feedstocks and blends	5%	8%	5%	8%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	54%	49%	53%	49%
Diesel fuels	30%	31%	31%	30%
Jet fuels	5%	6%	5%	7%
Fuel oil	1%	1%	1%	1%
Asphalt	4%	5%	4%	4%
Base oils	4%	4%	4%	5%
LPG and other	2%	4%	2%	4%
Total	100%	100%	100%	100%

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

West Region
Crude charge (BPD) (1)	368,920	325,640	357,410	306,480
Refinery throughput (BPD) (2)	395,070	352,400	382,240	339,710
Sales of produced refined products (BPD) (3)	383,060	357,630	371,030	334,420
Refinery utilization (4)	88.3%	77.9%	85.5%	73.3%

Average per produced barrel sold: (5)
Gross margin (6)	$2.83	$13.34	$4.07	$12.50

Adjusted refinery gross margin (7)	$13.50	$23.71	$13.93	$24.44
Operating expenses (8)	8.52	8.33	9.04	9.94
Adjusted refinery gross margin, less operating expenses	$4.98	$15.38	$4.89	$14.50

Operating expenses per throughput barrel (9)	$8.26	$8.46	$8.77	$9.79

Feedstocks:
Sweet crude oil	37%	30%	35%	31%
Sour crude oil	41%	44%	42%	42%
Heavy sour crude oil	10%	13%	11%	11%
Black wax crude oil	6%	6%	6%	6%
Other feedstocks and blends	6%	7%	6%	10%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	51%	54%	52%	55%
Diesel fuels	32%	28%	32%	30%
Jet fuels	6%	6%	6%	5%
Fuel oil	2%	1%	2%	2%
Asphalt	3%	3%	2%	2%
LPG and other	6%	8%	6%	6%
Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	634,730	553,940	619,830	526,370
Refinery throughput (BPD) (2)	676,610	598,970	659,950	578,670
Sales of produced refined products (BPD) (3)	666,250	598,180	648,860	557,300
Refinery utilization (4)	93.6%	81.7%	91.4%	77.6%

Average per produced barrel sold: (5)
Gross margin (6)	$1.90	$11.87	$4.03	$11.12

Adjusted refinery gross margin (7)	$11.33	$21.99	$11.99	$22.55
Operating expenses (8)	7.41	7.56	7.80	9.05
Adjusted refinery gross margin, less operating expenses	$3.92	$14.43	$4.19	$13.50

Operating expenses per throughput barrel (9)	$7.29	$7.55	$7.67	$8.72

Feedstocks:
Sweet crude oil	46%	42%	42%	44%
Sour crude oil	32%	33%	34%	32%
Heavy sour crude oil	13%	14%	14%	12%
Black wax crude oil	3%	3%	4%	3%
Other feedstocks and blends	6%	8%	6%	9%
Total	100%	100%	100%	100%

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Consolidated
Sales of produced refined products:
Gasolines	52%	52%	52%	53%
Diesel fuels	32%	29%	32%	30%
Jet fuels	6%	6%	6%	6%
Fuel oil	1%	1%	1%	1%
Asphalt	3%	4%	3%	3%
Base oils	2%	2%	2%	2%
LPG and other	4%	6%	4%	5%
Total	100%	100%	100%	100%
(1)Crude charge represents the barrels per day of crude oil processed at our refineries.
(2)Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.
(3)Represents barrels sold of refined products produced at our refineries (including Asphalt and intersegment sales) and does not include volumes of refined products purchased for resale or volumes of excess crude oil sold.
(4)Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity is 678,000 BPSD.
(5)Represents the average amount per produced barrel sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(6)Gross margin represents total Refining segment sales and other revenues less cost of materials and other, lower of cost or market inventory valuation adjustments, operating expenses and depreciation and amortization, divided by sales volumes of refined products produced at our refineries.
(7)Adjusted refinery gross margin is a non-GAAP measure and represents total Refining segment gross margin plus lower of cost or market inventory valuation adjustments, depreciation and amortization and operating expenses, divided by sales volumes of refined products produced at our refineries. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(8)Represents total Refining segment operating expenses, exclusive of depreciation and amortization, divided by sales volumes of refined products produced at our refineries.
(9)Represents total Refining segment operating expenses, exclusive of depreciation and amortization, divided by refinery throughput.

Renewables Segment Operating Data

The following table sets forth information, including non-GAAP performance measures, about our renewables operations and includes our Sinclair RDU. Adjusted renewables gross margin per produced gallon sold is total Renewables segment gross margin plus lower of cost or market inventory valuation adjustments, depreciation and amortization and operating expenses, divided by sales volumes of produced renewables products sold. This margin measure does not include the non-cash effects of lower of cost or market inventory valuation adjustments, which relate to volumes in inventory at the end of the period. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Renewables
Sales volumes (in thousand gallons)	63,557	50,159	124,729	97,987
Average per produced gallon sold: (1)
Gross margin (2)	$(0.21)	$0.11	$(0.42)	$(0.59)

Adjusted renewables gross margin (3)	$0.44	$0.29	$0.30	$0.51
Operating expenses (4)	0.39	0.49	0.41	0.57
Adjusted renewables gross margin, less operating expenses	$0.05	$(0.20)	$(0.11)	$(0.06)
(1)Represents the average amount per produced gallon sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(2)Gross margin represents total Renewables segment sales and other revenues less cost of materials and other, lower of cost or market inventory valuation adjustments, operating expenses and depreciation and amortization, divided by sales volumes of renewable diesel produced at our renewable diesel units.

(3)Adjusted renewables gross margin is a non-GAAP measure and represents total Renewables segment gross margin plus lower of cost or market inventory valuation adjustments, depreciation and amortization and operating expenses, divided by sales volumes of renewable diesel produced at our renewable diesel units. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(4)Represents total Renewables segment operating expenses, exclusive of depreciation and amortization, divided by sales volumes of renewable diesel produced at our renewable diesel units.

Marketing Segment Operating Data

The following table sets forth information, including non-GAAP performance measures, about our marketing operations and includes our Sinclair branded fuel business. Adjusted marketing gross margin per gallon sold is total Marketing segment gross margin plus depreciation and amortization, divided by sales volumes of marketing products sold. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Marketing
Number of branded sites at period end (1)	1,564	1,520	1,564	1,520
Sales volumes (in thousand gallons)	357,137	364,409	678,147	692,816
Average per gallon sold: (2)
Gross margin (3)	$0.05	$0.07	$0.05	$0.05
Adjusted marketing gross margin (4)	$0.06	$0.09	$0.07	$0.07
(1)Includes non-Sinclair branded sites from legacy HollyFrontier agreements.
(2)Represents average amount per gallon sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(3)Gross margin represents total Marketing segment sales and other revenues less cost of materials and other and depreciation and amortization, divided by sales volumes of marketing products sold.
(4)Adjusted marketing gross margin is a non-GAAP measure and represents total Marketing segment gross margin plus depreciation and amortization, divided by sales volumes of marketing products sold. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

Lubricants & Specialties Segment Operating Data

The following table sets forth information about our lubricants and specialties operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Lubricants & Specialties
Sales of produced refined products (BPD)	34,915	29,140	33,009	30,460

Sales of produced refined products:
Finished products	48%	53%	48%	52%
Base oils	26%	26%	26%	27%
Other	26%	21%	26%	21%
Total	100%	100%	100%	100%

Midstream Segment Operating Data

The following table sets forth information about our midstream operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Midstream
Volumes (BPD)
Pipelines:
Affiliates—refined product pipelines	175,824	136,598	170,226	139,782
Affiliates—intermediate pipelines	151,894	104,472	144,982	109,372
Affiliates—crude pipelines	426,036	390,285	433,745	431,768
	753,754	631,355	748,953	680,922
Third parties—refined product pipelines	41,596	42,202	39,159	41,321
Third parties—crude pipelines	200,348	208,384	181,420	192,273
	995,698	881,941	969,532	914,516
Terminals and loading racks:
Affiliates	862,459	683,089	825,689	684,956
Third parties	39,602	49,909	36,356	46,206
	902,061	732,998	862,045	731,162
Total for pipelines and terminals assets (BPD)	1,897,759	1,614,939	1,831,577	1,645,678

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding special items (“Adjusted EBITDA”) to amounts reported under generally accepted accounting principles (“GAAP”) in the financial statements.

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is calculated as net income attributable to HF Sinclair stockholders plus (i) interest expense, net of interest income, (ii) income tax provision and (iii) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) lower of cost or market inventory valuation adjustments, (ii) decommissioning costs, (iii) HF Sinclair's pro-rata share of HEP's share of Osage environmental remediation costs and (iv) acquisition integration and regulatory costs.

EBITDA and Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are widely used financial indicators used by investors and analysts to measure performance. EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA and Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(In thousands)
Net income attributable to HF Sinclair stockholders	$151,788	$507,661	$466,452	$860,927
Add interest expense	45,449	46,982	86,140	92,804
Subtract interest income	(18,495)	(17,591)	(40,674)	(37,526)
Add income tax expense	23,982	145,925	109,456	245,625
Add depreciation and amortization	205,320	189,360	404,049	363,343
EBITDA	$408,044	$872,337	1,025,423	1,525,173
Add (subtract) lower of cost or market inventory valuation adjustment	(3,123)	(7,863)	(222,493)	39,734
Add HF Sinclair's pro-rata share of HEP's share of Osage environmental remediation costs	—	165	—	575
Add acquisition integration and regulatory costs	855	3,524	1,903	7,434
Adjusted EBITDA	$405,776	$868,163	$804,833	$1,572,916

EBITDA and Adjusted EBITDA attributable to our Refining segment is presented below:

	Three Months Ended June 30,		Six Months Ended June 30,
Refining Segment	2024	2023	2024	2023

	(In thousands)
Income before interest and income taxes (1)	$64,673	$593,047	$376,687	$1,029,932
Add depreciation and amortization	122,215	112,542	239,585	212,625
EBITDA	186,888	705,589	616,272	1,242,557
Add (subtract) lower of cost or market inventory valuation adjustment	—	26,842	(220,558)	26,842
Adjusted EBITDA	$186,888	$732,431	$395,714	$1,269,399
(1)Income before interest and income taxes of our Refining segment represents income plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA and Adjusted EBITDA attributable to our Renewables segment is set forth below:

	Three Months Ended June 30,		Six Months Ended June 30,
Renewables Segment	2024	2023	2024	2023

	(In thousands)
Income (loss) before interest and income taxes (1)	$(14,512)	$4,429	$(54,524)	$(60,127)
Add depreciation and amortization	19,786	18,968	40,058	38,942
EBITDA	5,274	23,397	(14,466)	(21,185)
Add (subtract) lower of cost or market inventory valuation adjustment	(3,123)	(34,705)	(1,935)	12,892
Adjusted EBITDA	$2,151	$(11,308)	$(16,401)	$(8,293)
(1)Income (loss) before interest and income taxes of our Renewables segment represents income (loss) plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA attributable to our Marketing segment is set forth below:

	Three Months Ended June 30,		Six Months Ended June 30,
Marketing Segment	2024	2023	2024	2023

	(In thousands)
Income before interest and income taxes (1)	$9,090	$18,582	18,518	19,084
Add depreciation and amortization	6,374	6,016	12,677	11,887
EBITDA	$15,464	$24,598	$31,195	$30,971
(1)Income before interest and income taxes of our Marketing segment represents income plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA attributable to our Lubricants & Specialties segment is set forth below:

	Three Months Ended June 30,		Six Months Ended June 30,
Lubricants & Specialties Segment	2024	2023	2024	2023

	(In thousands)
Income before interest and income taxes (1)	$74,339	$50,510	138,826	128,735
Add depreciation and amortization	22,716	20,379	45,227	39,747
EBITDA	$97,055	$70,889	$184,053	$168,482
(1)Income before interest and income taxes of our Lubricants & Specialties segment represents income plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA and Adjusted EBITDA attributable to our Midstream segment is presented below:

	Three Months Ended June 30,		Six Months Ended June 30,
Midstream Segment	2024	2023	2024	2023

	(In thousands)
Income before interest and income taxes (1)	$96,505	$66,834	$189,555	$140,746
Add depreciation and amortization	14,943	21,819	35,063	41,581
Subtract net income attributable to noncontrolling interest	(1,692)	(1,539)	(3,650)	(3,291)
EBITDA	$109,756	$87,114	$220,968	$179,036
Add (subtract) share of Osage environmental remediation costs, net of insurance recoveries	—	350	—	1,220
Add acquisition integration and regulatory costs	52	954	105	1,472
Adjusted EBITDA	$109,808	$88,418	$221,073	$181,728
(1)Income before interest and income taxes of our Midstream segment represents income plus (i) interest expense, net of interest income and (ii) income tax provision.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Adjusted refinery gross margin is a non-GAAP performance measure that is used by our management and others to compare our refining performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our refining performance on a relative and absolute basis, including against publicly available crack spread data. Adjusted refinery gross margin per produced barrel sold is total Refining segment gross margin plus lower of cost or market inventory valuation adjustments, depreciation and amortization and operating expenses, divided by sales volumes of produced refined products sold. This margin measure does not include the non-cash effects of lower of cost or market inventory valuation adjustments, which relate to volumes in inventory at the end of the period. Adjusted refinery gross margin is not a calculation provided for under GAAP and should not be considered in isolation or as a substitute for Refining segment gross margin. The GAAP measure most directly comparable to adjusted refinery gross margin is Refining segment gross margin. Other companies in our industry may not calculate these performance measures in the same manner. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of Refining segment gross margin to adjusted refinery gross margin to adjusted refinery gross margin per produced barrel sold and adjusted refinery gross margin, less operating expenses per produced barrel sold

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(In thousands, except per barrel amounts)
Refining segment
Sales and other revenues	$6,977,809	$7,039,382	$13,182,054	$13,757,997
Cost of sales (exclusive of depreciation and amortization)	6,740,126	6,280,739	12,466,176	12,423,629
Depreciation and amortization	122,215	112,542	239,585	212,625
Gross margin	115,468	646,101	476,293	1,121,743
Add (subtract) lower of cost or market inventory adjustment	—	26,842	(220,558)	26,842
Add operating expenses	449,097	411,324	921,183	913,083
Add depreciation and amortization	122,215	112,542	239,585	212,625
Adjusted refinery gross margin	$686,780	$1,196,809	$1,416,503	$2,274,293

Produced barrels sold (BPD) (1)	666,250	598,180	648,860	557,300

Average per produced barrel sold:
Gross margin	$1.90	$11.87	$4.03	$11.12
Add (subtract) lower of cost or market inventory adjustment	—	0.49	(1.87)	0.27
Add operating expenses	7.41	7.56	7.80	9.05
Add depreciation and amortization	2.02	2.07	2.03	2.11
Adjusted refinery gross margin	$11.33	$21.99	$11.99	$22.55
Less operating expenses	7.41	7.56	7.80	9.05
Adjusted refinery gross margin, less operating expenses	$3.92	$14.43	$4.19	$13.50
(1)Represents the number of produced barrels sold per calendar day in the period.

Reconciliation of renewables operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Adjusted renewables gross margin is a non-GAAP performance measure that is used by our management and others to compare our renewables performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our renewables performance on a relative and absolute basis. Adjusted renewables gross margin per produced gallon sold is total Renewables segment gross margin plus lower of cost or market inventory valuation adjustments, depreciation and amortization and operating expenses, divided by sales volumes of produced renewables products sold. This margin measure does not include the non-cash effects of lower of cost or market inventory valuation adjustments, which relate to volumes in inventory at the end of the period. Adjusted renewables gross margin is not a calculation provided for under GAAP and should not be considered in isolation or as a substitute for Renewables segment gross margin. The GAAP measure most directly comparable to adjusted renewables gross margin is Renewables segment gross margin. Other companies in our industry may not calculate these performance measures in the same manner. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of Renewables segment gross margin to adjusted renewables gross margin to adjusted renewables gross margin per produced gallon sold and adjusted renewables gross margin, less operating expenses per produced gallon sold

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(In thousands, except per gallon amounts)
Renewables segment
Sales and other revenues	$248,278	$273,185	$487,837	$571,201
Cost of sales (exclusive of depreciation and amortization)	241,638	248,474	499,560	590,180
Depreciation and amortization	19,786	18,968	40,058	38,942
Gross margin	(13,146)	5,743	(51,781)	(57,921)
Add (subtract) lower of cost or market inventory adjustment	(3,123)	(34,705)	(1,935)	12,892
Add operating expenses	24,705	24,373	51,166	55,744
Add depreciation and amortization	19,786	18,968	40,058	38,942
Adjusted renewables gross margin	$28,222	$14,379	$37,508	$49,657

Produced gallons sold (in thousand gallons)	63,557	50,159	124,729	97,987

Average per produced gallon sold:
Gross margin	$(0.21)	$0.11	$(0.42)	$(0.59)
Add (subtract) lower of cost or market inventory adjustment	(0.05)	(0.69)	(0.02)	0.13
Add operating expenses	0.39	0.49	0.41	0.57
Add depreciation and amortization	0.31	0.38	0.33	0.40
Adjusted renewables gross margin	$0.44	$0.29	$0.30	$0.51
Less operating expenses	0.39	0.49	0.41	0.57
Adjusted renewables gross margin, less operating expenses	$0.05	$(0.20)	$(0.11)	$(0.06)

Reconciliation of marketing operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Adjusted marketing gross margin is a non-GAAP performance measure that is used by our management and others to compare our marketing performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our marketing performance on a relative and absolute basis. Adjusted marketing gross margin per gallon sold is total Marketing segment gross margin plus depreciation and amortization, divided by sales volumes of marketing products sold. Adjusted marketing gross margin is not a calculation provided for under GAAP and should not be considered in isolation or as a substitute for Marketing segment gross margin. The GAAP measure most directly comparable to adjusted marketing gross margin is Marketing segment gross margin. Other companies in our industry may not calculate these performance measures in the same manner. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of Marketing segment gross margin to adjusted marketing gross margin to adjusted marketing gross margin per gallon sold

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(In thousands, except per gallon amounts)
Marketing segment
Sales and other revenues	$942,362	$1,040,933	$1,718,169	$1,978,318
Cost of sales (exclusive of depreciation and amortization)	919,611	1,008,306	1,672,141	1,932,355
Depreciation and amortization	6,374	6,016	12,677	11,887
Gross margin	16,377	26,611	33,351	34,076
Add depreciation and amortization	6,374	6,016	12,677	11,887
Adjusted marketing gross margin	$22,751	$32,627	$46,028	$45,963

Sales volumes (in thousand gallons)	357,137	364,409	678,147	692,816

Average per gallon sold:
Gross margin	$0.05	$0.07	$0.05	$0.05
Add depreciation and amortization	0.01	0.02	0.02	0.02
Adjusted marketing gross margin	$0.06	$0.09	$0.07	$0.07

Reconciliation of net income attributable to HF Sinclair stockholders to adjusted net income attributable to HF Sinclair stockholders

Adjusted net income attributable to HF Sinclair stockholders is a non-GAAP financial measure that excludes non-cash lower of cost or market inventory valuation adjustments, HEP's share of Osage environmental remediation costs and acquisition integration and regulatory costs. We believe this measure is helpful to investors and others in evaluating our financial performance and to compare our results to that of other companies in our industry. Similarly titled performance measures of other companies may not be calculated in the same manner.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(In thousands, except per share amounts)
Consolidated
GAAP:
Income before income taxes	$177,462	$680,410	$579,558	$1,165,115
Income tax expense	23,982	145,925	109,456	245,625
Net income	153,480	534,485	470,102	919,490
Less net income attributable to noncontrolling interest	1,692	26,824	3,650	58,563
Net income attributable to HF Sinclair stockholders	151,788	507,661	466,452	860,927

Non-GAAP adjustments to arrive at adjusted results:
Lower of cost or market inventory valuation adjustment	(3,123)	(7,863)	(222,493)	39,734
HEP's share of Osage environmental remediation costs	—	350	—	1,220
Acquisition integration and regulatory costs	855	3,524	1,903	7,434
Total adjustments to income before income taxes	(2,268)	(3,989)	(220,590)	48,388
Adjustment to income tax expense (1)	206	(302)	(45,715)	10,794
Adjustment to net income attributable to noncontrolling interest	—	185	—	645
Total adjustments, net of tax	(2,474)	(3,872)	(174,875)	36,949

Adjusted results - Non-GAAP:
Adjusted income before income taxes	175,194	676,421	358,968	1,213,503
Adjusted income tax expense (2)	24,188	145,623	63,741	256,419
Adjusted net income	151,006	530,798	295,227	957,084
Less net income attributable to noncontrolling interest	1,692	27,009	3,650	59,208
Adjusted net income attributable to HF Sinclair stockholders	$149,314	$503,789	$291,577	$897,876
Adjusted earnings per share - diluted (3)	$0.78	$2.60	$1.49	$4.59
(1)    Represents adjustment to GAAP income tax expense to arrive at adjusted income tax expense, which is computed as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(In thousands)
Non-GAAP income tax expense (2)	$24,188	$145,623	$63,741	$256,419
Add GAAP income tax expense	23,982	145,925	109,456	245,625
Non-GAAP adjustment to income tax expense	$206	$(302)	$(45,715)	$10,794
(2)Non-GAAP income tax expense is computed by (a) adjusting HF Sinclair’s consolidated estimated Annual Effective Tax Rate (“AETR”) for GAAP purposes for the effects of the above Non-GAAP adjustments, (b) applying the resulting Adjusted Non-GAAP AETR to Non-GAAP adjusted income before income taxes and (c) adjusting for discrete tax items applicable to the period.

(3)Adjusted earnings per share - diluted is calculated as adjusted net income attributable to HF Sinclair stockholders divided by the average number of shares of common stock outstanding assuming dilution, which is based on weighted-average diluted shares outstanding as that used in the GAAP diluted earnings per share calculation. Income allocated to participating securities, if applicable, in the adjusted earnings per share calculation is calculated the same way as that used in GAAP diluted earnings per share calculation.

Reconciliation of effective tax rate to adjusted effective tax rate

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(In thousands)
GAAP:
Income before income taxes	$177,462	$680,410	$579,558	$1,165,115
Income tax expense	$23,982	$145,925	$109,456	$245,625
Effective tax rate for GAAP financial statements	13.5%	21.4%	18.9%	21.1%
Adjusted - Non-GAAP:
Effect of Non-GAAP adjustments	0.3%	0.1%	(1.1)%	—%
Effective tax rate for adjusted results	13.8%	21.5%	17.8%	21.1%

FOR FURTHER INFORMATION, Contact:

Atanas H. Atanasov, Executive Vice President and Chief Financial Officer
Craig Biery, Vice President, Investor Relations
HF Sinclair Corporation
214-954-6510